REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Alpine Equity Trust:
In planning and performing our audits of
the financial statements of Alpine Equity Trust,
including the Alpine Cyclical Advantage Property
Fund, Alpine International Real Estate Equity
Fund, Alpine Realty Income & Growth Fund, Alpine
Emerging Markets Real Estate Fund, Alpine Global
Infrastructure Fund, and Alpine Global Consumer
Growth Fund (collectively the Funds) as of and
for the period ended October 31, 2011, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered
the Funds internal control over financial
reporting, including control over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of expressing
our opinion on the financial statements and to
comply with the requirements of Form NSAR,
but not for the purpose of expressing an opinion
on the effectiveness of the Funds internal
control over financial reporting. Accordingly,
we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related costs
of controls. A companys internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and
the preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles. A companys
internal control over financial reporting
includes those policies and procedures that
(1) pertain to the maintenance of records
that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions
of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements
in accordance with generally accepted accounting
principles, and that receipts and expenditures
of the company are being made only in accordance
with authorizations of management and directors
of the company; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use,
or disposition of a companys assets that
could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may
not prevent or detect misstatements. Also,
projections of any evaluation of effectiveness
to future periods are subject to the risk that
controls may become inadequate because of changes
in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation
of a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or a
combination of deficiencies, in internal control
over financial reporting, such that there is
a reasonable possibility that a material
misstatement of the companys annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies
in the Funds internal control over financial
reporting and its operation, including controls
for safeguarding securities, that we consider
to be a material weakness, as defined above,
as of October 31, 2011.
This report is intended solely for the information
and use of management and the Board of Trustees
of the Funds and the Securities and Exchange
Commission and is not intended to be and should
not be used by anyone other than these
specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, Wisconsin
December 30, 2011.